                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         UNITED PANAM FINANCIAL CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                         UNITED PANAM FINANCIAL CORP.

                            ______________________


                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                            ______________________




                                           DATE:  Tuesday, June 19, 2001
                                           TIME:  9:30 a.m.
                                           PLACE: United PanAm Financial Corp.
                                                  3990 Westerly Place, Suite 200
                                                  Newport Beach, CA 92660

                                                                    May 18, 2001

Dear Shareholder:

         It is my pleasure to invite you to United PanAm Financial Corp.'s ("UPFC") 2001 Annual Meeting of Shareholders.

         We will hold the meeting on Tuesday, June 19, 2001 at 9:30 a.m., at our corporate headquarters, 3990 Westerly Place, Suite 200, Newport Beach, CA 92660. In addition to the formal items of business, I will review the major developments of 2000 and answer your questions.

         This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about UPFC.

         Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. If you receive more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

         We look forward to seeing you at the meeting.


                                  Sincerely,

                                  /s/ Guillermo Bron
                                  Guillermo Bron
                                  Chairman of the Board

                         UNITED PANAM FINANCIAL CORP.

                            -----------------------

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

                            -----------------------


                         Date:  Tuesday, June 19, 2001
                         Time:  9:30:a.m.
                         Place: United PanAm Financial Corp.
                                3990 Westerly Place, Suite 200
                                Newport Beach, CA 92660

Dear Shareholders:

     At our 2001 Annual Meeting, we will ask you to:

     .  Elect eight (8) directors to serve terms of one or two years;

     .  Approve an amendment to our 1997 Stock Incentive Plan;

     . Ratify the selection of KPMG LLP as our independent accountants for 2001; and

     . Transact any other business that may properly be presented at the Annual Meeting.

     If you were a shareholder of record at the close of business on April 20, 2001, you may vote at the Annual Meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                       By Order of the Board of Directors


                                       /s/ Ray C. Thousand
                                       Ray C. Thousand
                                       President, Chief Operating
                                       Officer and Secretary
Newport Beach, California
Dated:  May 18, 2001

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING                                              1
       Why Did You Send Me this Proxy Statement?                                             1
       Who is Entitled to Vote?                                                              1
       What Constitutes a Quorum?                                                            1
       How Many Votes Do I Have?                                                             1
       How Do I Vote By Proxy?                                                               1
       May I Change My Vote After I Return My Proxy?                                         2
       How Do I Vote in Person?                                                              2
       What Vote is Required to Approve Each Proposal?                                       3
         Proposal 1: Elect Eight Directors to One or Two Year Terms                          3
         Proposal 2: Approve Amendment to 1997 Stock Incentive Plan                          3
         Proposal 3: Ratify Selection of Independent Public Accountants for 2001             3
         The Effect of Broker Non-Votes                                                      3
         How Are Directors Nominated?                                                        3
       What are the Costs of Soliciting these Proxies?                                       4
       How Do I Obtain an Annual Report on Form 10-K?                                        4

INFORMATION ABOUT UPFC STOCK OWNERSHIP                                                       5
       Which Shareholders Own 5% or More of UPFC's Common Stock?                             5
       How Much of UPFC's Common Stock is Owned by Directors and Executive
            Officers?                                                                        6

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS                                           8
       The Board of Directors                                                                8
       The Committees of the Board                                                           8
       Compensation Committee Interlocks and Insider Participation                           9
       Section 16(a) Beneficial Ownership Reporting Compliance by Directors
          and Executive Officers                                                             9
       How We Compensate Directors                                                           9
       Certain Relationships and Related Transactions                                        9
       Board of Directors                                                                   11
       Executive Officers and Key Employees                                                 13
       How We Compensate Executive Officers                                                 15
       Employment Contracts, Termination of Employment and Change of Control
         Arrangements                                                                       16
       Audit Committee Report                                                               19
         Principal Accountant Firm Fees                                                     20
       Compensation Committee's Report on Executive Compensation                            20
         The Report                                                                         20
       Performance Graph                                                                    22

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD                                            24
       Proposal 1: Elect Eight Directors to One or Two Year Terms                           24
       Proposal 2: Approve Amendment to 1997 Stock Incentive Plan
       Proposal 3: Ratify Selection of Independent Public Accountants for 2001              29

OTHER BUSINESS                                                                              30

INFORMATION ABOUT SHAREHOLDER PROPOSALS                                                     30

               PROXY STATEMENT FOR UNITED PANAM FINANCIAL CORP.
                      2001 ANNUAL MEETING OF SHAREHOLDERS

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING


Why Did You Send Me this Proxy Statement?

     We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2001 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

     Along with this Proxy Statement, we are also sending you the United PanAm Financial Corp. ("UPFC") 2000 Annual Report, which includes our financial statements.

Who is Entitled to Vote?

     We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on May 25, 2001 to all shareholders entitled to vote. Shareholders who owned UPFC common stock at the close of business on April 20, 2001 are entitled to vote. On this record date, there were 16,158,650 shares of UPFC common stock outstanding. UPFC common stock is our only class of voting stock. We are also authorized to issue up to 2,000,000 shares of non-voting preferred stock, but have not yet chosen to do so.

What Constitutes a Quorum?

     A majority of our shareholders entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

     Each share of UPFC common stock that you owned at the close of business on April 20, 2001 entitles you to one vote. The proxy card indicates the number of votes that you have.

How Do I Vote By Proxy?

     Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

     .    "FOR" the election of all eight (8) nominees for director (see page
          24);
     . "FOR" approval of an amendment to our 1997 Stock Incentive Plan (see page 24); and
     . "FOR" ratification of the selection of KPMG LLP as independent accountants for 2001 (see page 29).

     If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with their best judgment. At the time this Proxy Statement was mailed, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

     If you hold your shares of UPFC common stock in "street name" (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote such shares of common stock, your broker or nominee may, in its discretion, vote your shares "FOR" the election of the nominees for director set forth herein and "FOR" ratification of the appointment of KPMG LLP as our independent public accountants for the year ending December 31, 2001.

May I Change My Vote After I Return My Proxy?

     Yes. If you fill out and return the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of three ways:

     . You may send to UPFC's Secretary another completed proxy card with a later date;

     . You may notify UPFC's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

     .    You may attend the Annual Meeting and vote in person.

How Do I Vote in Person?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 20, 2001, the record date for voting. However, your broker or nominee may not vote such shares "FOR" approval of the amendment to our 1997 Stock Incentive Plan if you do not instruct your broker or nominee how to vote.

What Vote is Required to Approve Each Proposal?

Proposal 1:                            The eight nominees for director who
Elect Eight (8) Directors              receive the most votes will be elected.
                                       So, if you do not vote for a particular
                                       nominee, or you indicate "WITHHOLD
                                       AUTHORITY" to vote for a particular
                                       nominee on your proxy card, your vote
                                       will not count either "for" or "against" the nominee. Our Articles of
                                       Incorporation do not permit cumulative
                                       voting.

Proposal 2:                            The affirmative vote of a majority of the
Approve Amendment to our 1997 Stock    votes cast at the Annual Meeting on this
Incentive Plan                         proposal is required to approve the
                                       amendment to our 1997 Stock Incentive
                                       Plan (the "Stock Incentive Plan"). So, if you "ABSTAIN" from voting, it has the same effect as if you voted "against" this proposal.

Proposal 3:                            The  affirmative vote of a majority of
Ratify Selection of Independent        the votes cast at the Annual Meeting on
Public Accountants                     this proposal is required to ratify the
                                       selection of independent public
                                       accountants. So, if you "ABSTAIN" from
                                       voting, it has the same effect as if you voted "against" this proposal.

The Effect of Broker Non-Votes         If your broker holds your shares in its
                                       name, the broker will be entitled to vote your shares on Proposals 1 and 3 even if it does not receive instructions from you.

                                       If your broker does not vote your shares on Proposal 1, it will have no effect on the outcome of the proposal.

                                       If your broker does not vote your shares on Proposal 2 it will have the same effect as a vote "against" this proposal.

How Are Directors Nominated?

        Our Board of Directors selects the nominees for election as directors. Nominations for directors may be made by any UPFC shareholder pursuant to
Section 3.16 of our bylaws, which states as follows:

        "Nominations for directors may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or received at the principal executive offices of the Corporation not less than twenty (20) days prior to the meeting; provided, however, that in the event that less than thirty
(30) days' notice of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth (10/th/) day following the day on which such notice of the date of the meeting was mailed. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; and (c) such person's written consent to serving as a director, if elected; and (ii) as to the stockholder giving the notice: (a) the name and address of such stockholder; and (b) the class and number of shares of the Corporation which are owned of record by such stockholder. At the request of the Board of Directs any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholders' notice of nomination which pertains to the nominee together with the required written consents. Ballots bearing the names of all persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. If the nominating committee shall fail or refuse to act at least twenty (20) days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon."

What are the Costs of Soliciting these Proxies?

     We will pay all the costs of soliciting these proxies. In addition to mailing proxy-soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies specializing in the solicitation of proxies in connection with the solicitation of proxies, if the Board of Directors determines this is advisable.

How Do I Obtain an Annual Report on Form 10-K?

     If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2000 that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

                         United PanAm Financial Corp.
                         3990 Westerly Place, Suite 200
                         Newport Beach, California  92660
                         Attention: Sherry Landy, Assistant Secretary

                    INFORMATION ABOUT UPFC STOCK OWNERSHIP


Which Shareholders Own 5% or More of UPFC's Common Stock?

     The following table shows, as of April 20, 2001, all persons or entities we know to be "beneficial owners"/(1)/ of more than five percent (5%) of our common stock. This information is based on Schedule 13G reports filed with the Securities and Exchange Commission (SEC) by each of the entities listed in the table below. If you wish, you may obtain these reports from the SEC.

                                                             Common Stock
                                                         Beneficially Owned (1)
                                                  ----------------------------------------
                                                    Number of                 Percent of
Name and Address of Beneficial Owners               Shares(2)                    Class
-------------------------------------             ------------               -------------
Guillermo Bron (3)                                  10,567,167                      65.4%
1901 Avenue of the Stars, Suite 400
Los Angeles, California  90067

BVG West Corp. (4)                                  10,050,000                      62.2%
1901 Avenue of the Stars, Suite 400
Los Angeles, California  90067

Pan American Financial, L.P. (5)                     8,681,250                      53.7%
1901 Avenue of the Stars, Suite 400
Los Angeles, California  90067

Wallace R. Weitz & Company (6)                       1,439,000                       8.9%
One Pacific Place, Suite 600
1125 South 103/rd/ Street
Omaha, Nebraska  68124-6008

------------------
(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if they own it in the usual sense, but also if they have the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares which a person has the right to acquire within 60 days of April 20, 2001.

(2) Except as otherwise noted below, each entity has sole voting and investment power over the shares of common stock shown as beneficially owned subject to community property laws where applicable.

(3) Mr. Bron is the record owner of 205,500 shares and has the right to acquire within 60 days of April 20, 2001, 311,667 shares upon exercise of stock options granted pursuant to the Stock Incentive Plan. Mr. Bron also beneficially owns 10,050,000 shares through his ownership of 100% of the outstanding voting securities of BVG West Corp. and his position as President and director of BVG West Corp. BVG West Corp. is the sole general partner of Pan American Financial, L.P. ("PAFLP") and is wholly owned by Mr. Bron and his immediate family. See Footnotes 4 and 5 below.

(4) BVG West Corp. is the record owner of 1,368,750 shares. BVG West Corp. also beneficially owns 8,681,250 shares in its capacity as the sole general partner of PAFLP.

(5) Mr. Bron and members of his family hold 58.9% of the Class A Limited Partnership Units and 52.2% of the Class B Limited Partnership Units of PAFLP, which entitle the holders to receive 5,005,375 shares of the common stock held by PAFLP.

(6) Based on a Schedule 13G (Amendment No. 1) filed with the SEC on February 2, 2001. Wallace R. Weitz & Company is a registered investment advisor.

How Much of UPFC's Common Stock is Owned by Directors and Executive Officers?

     The following table shows, as of April 20, 2001, beneficial ownership of UPFC common stock by each of our directors, nominees for director and executive officers, and for our directors and executive officers as a group.

                                                                                  Common Stock Owned (1)
                                                                        --------------------------------------------
                                                                          Number of                   Percentage of
               Name of Beneficial Owner                                    Shares                        Class(2)
------------------------------------------------------------            --------------------------------------------
Guillermo Bron                                                          10,567,167/(3)/                    65.4%
Lawrence J. Grill                                                          629,500/(4)/                     3.9%
Ray C. Thousand                                                             28,000                           *
Carol M. Bucci                                                             115,000/(5)/                      *
Garland Koch                                                                 8,000                           *
Ron R. Duncanson                                                           +51,450/(6)/                      *
John T. French                                                             191,250/(7)/                     1.2%
Mitchell G. Lynn                                                           137,728                           *
Luis Maizel                                                                 44,600/(8)/                      *
Daniel L. Villanueva                                                        18,750/(9)/                      *
All directors and executive officers as a group (9 persons)            +11,791,445/(10)/                  +73.0%

-------------
*    Less than one percent.

(1) Includes shares issuable upon the exercise of stock options, which a person has the right to acquire within 60 days after April 20, 2001. Except as otherwise noted below, each person has sole voting and investment power over the shares of common stock as beneficially owned subject to community property laws where applicable.

(2) Shares of common stock issuable upon exercise of stock options exercisable within 60 days after April 20, 2001 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(3) Includes (i) 1,368,750 shares owned of record by BVG West Corp., a corporation owned by Mr. Bron, (ii) 8,681,250 shares owned of record by PAFLP the sole general partner of which is BVG West Corp., and (iii) 311,667 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 20, 2001.

(4) Includes 45,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 20, 2001. Excludes 33,000 shares held by Mr. Grill's adult children, as to which shares he disclaims beneficial ownership. Mr. Grill holds 10.2% of the Class B Limited Partnership Units of PAFLP, which entitle Mr. Grill to receive 168,465 shares of common stock, held by PAFLP. Mr. Grill disclaims beneficial ownership of the shares of common stock held by PAFLP.

(5) Includes 51,250 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 20, 2001.

(6) Includes 38,750+ shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 20, 2001.

+ New numbers from the previous report.

(7) Consists of shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan. Mr. French holds 12.4% of the Class B Limited Partnership Units of PAFLP, which entitle Mr. French to receive 204,890 shares of the common stock, held by PAFLP. Mr. French disclaims beneficial ownership of the shares of common stock held by PAFLP.

(8) Includes 20,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 20, 2001. Excludes 2,000 shares held by LM Capital Management Pension Plan, as to which shares Mr. Maizel disclaims beneficial ownership. Mr. Maizel holds 1.1% of the Class A Limited Partnership Units and 1.8% of the Class B Limited Partnership Units of PAFLP which entitle Mr. Maizel to receive 106,239 shares of common stock held by PAFLP. Mr. Maizel disclaims beneficial ownership of the shares of common stock held by PAFLP.

(9) Includes 18,750 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan. Excludes 150,000 shares and warrants to purchase an additional 75,000 shares held by Villanueva Management Inc., an investment company owned by Daniel D. Villanueva. Daniel L. Villanueva holds 2.7% of the Class B Limited Partnership Units by PAFLP, which entitle Mr. Villanueva to receive 45,531 shares of the common stock, held by PAFLP. Mr. Villanueva disclaims beneficial ownership of the shares of common stock held by Villanueva Management Inc. or PAFLP.

(10) Includes 676,667+ shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 20, 2001.

+ New number from previous report

              INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

     The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chairman and Chief Executive Officer, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings. Our Bylaws currently fix the exact number of directors at eight (8).

     Biographical information about the directors is provided on pages 11 through 13. The Board met seventeen (17) times during 2000. Each incumbent director attended at least 75% of the total number of Board meetings plus meetings of the standing committees on which that particular director served except Mr. French who attended 10 of the meetings, Mr. Maizel who attended 11 of the meetings, and Mr. Villanueva who attended 11 of the meetings.

The Committees of the Board

     The Board may delegate portions of its responsibilities to committees of its members. These "standing committees" of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has two standing committees: an Audit Committee and a Compensation Committee.

     The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee directs our external auditors to insure that they satisfy the legal and technical requirements necessary for the protection of our shareholders, employees and directors. The Audit Committee annually recommends a firm of public accountants to serve as external auditors to the Board. It also makes certain that the external auditors have the independence necessary to freely examine all of our books and records. The Audit Committee held four meetings during 2000. Mr. Duncanson chairs the Audit Committee and Messrs. Lynn and Villanueva are also members. Each Audit Committee member is "independent" as defined by the National Association of Securities Dealers' listing standards.

     Our Compensation Committee reviews and recommends to the Board of Directors the salaries, bonuses and perquisites of our executive officers, determines the individuals to whom, and the terms upon which, awards under our Stock Incentive Plan, management incentive plans and 401(k) plan are granted, makes periodic reports to the Board of Directors as to the status of such plans and reviews and recommends to the Board of Directors additional compensation plans. The Compensation Committee held one meeting during 2000. Mr. Maizel chairs the Compensation Committee and Messrs. Lynn and Villanueva are also members.

Compensation Committee Interlocks and Insider Participation

     All decisions involving executive officer compensation are made by our Compensation Committee, consisting of Messrs. Lynn, Maizel and Villanueva. None of the members of the Compensation Committee is or has been an officer or employee of UPFC or any of its subsidiaries. None of our executive officers currently serves as a director or member of the compensation committee of another entity or of any other committee of the board of directors of another entity performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance by Directors and Executive Officers

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports with the Securities and Exchange Commission and The Nasdaq Stock Market on changes in their beneficial ownership of UPFC common stock, and to provide us with copies of the reports.

     Based on our review of these reports, or of certifications provided to us that no report was required to be filed, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them.

How We Compensate Directors

     During 2000, we paid each director who was not employed by us $500 for each meeting of the Board of Directors attended and $500 for each meeting of a committee of the Board of Directors attended (other than a telephonic meeting). In addition, each Committee Chairperson received a $2,000 quarterly fee. We reimburse directors for all reasonable and documented expenses incurred as a director. Directors who were also employees during 2000, including Messrs. Bron, Grill and Thousand, were not compensated for their services as directors.

     In addition, directors are eligible to participate in our Stock Incentive Plan and all directors, except Mr. Thousand, have been granted options in accordance with such plan. All stock options granted to non-employee directors vest in equal annual installments over four-year periods beginning on the date of grant, subject to continued service on the Board of Directors. Directors are also entitled to the protection of certain indemnification provisions in our Articles of Incorporation and Bylaws.

Certain Relationships and Related Transactions

     UPFC, through its wholly owned subsidiary, Pan American Bank, FSB, (the "Bank") has had and expects in the future to have deposit transactions in the ordinary course of business with our directors and officers or associates of our directors and officers. We may also have banking transactions with corporations or other entities of which our directors or officers may own a controlling interest, or also serve as directors or officers. Such transactions have taken place and will take place on substantially the same terms, including interest, as those prevailing for comparable transactions with others. In accordance with current policies adopted by the Board of Directors, the Bank does not make loans to directors, officers or employees.

     Previously, on October 15, 1997, we loaned $225,000 to Lawrence J. Grill to finance his exercise of an option to purchase 281,250 shares of common stock. On March 12, 1999, we loaned $75,000 to Mr. Grill to finance his exercise of an option to purchase 93,750 shares of common stock. On January 1, 2001, these loans and the related loan and stock pledge agreements were amended to consolidate them into one loan amount of $300,000 collateralized by 375,000 shares of UPFC's common stock purchased by Mr. Grill. The new loan bears interest at an annual rate of 5.8% and is due and payable on December 31, 2002.

     United Auto Credit Corporation ("UACC"), a wholly-owned subsidiary of the Bank, has granted to certain of its key employees the right to purchase up to 15.0% ownership interest in that company. These options generally vest over a five-year period beginning with the date of employment and are exercisable at prices which increase for each subsequent installment. In addition, the options held by senior management, representing 11.5% of the 15.0% ownership interest, generally may only be exercised if UACC has achieved a 30% cumulative annual return on equity from inception through the date of vesting.

Board of Directors

         Set forth below are the names and biographies of UPFC's board of directors.

     Name and Age                Principal Occupation and Business Experience
------------------------       -------------------------------------------------
Class I Directors
-----------------
(directors to be elected
at the 2001 annual
meeting)

Ron R. Duncanson               Mr. Duncanson has served as a director of the
(40)                           Bank since 1994 and as a director of UPFC since
                               May 1999. Mr. Duncanson also serves as Chairman of our Audit Committee. Mr. Duncanson is a management consultant to Vintaco, Inc., where he currently oversees a startup software company targeting the air cargo industry. Other responsibilities include the general oversight of an active mid-size commercial real estate portfolio. Prior to joining Vintaco in 1992, Mr.
                               Duncanson served six (6) years with the Treasury
                               Department, Office of Thrift Supervision, where he was a senior analyst in mergers and acquisitions. Mr. Duncanson was an auditor for Wells Fargo Bank from 1984 to 1986.

John T. French                 Mr. French has served as a director of the Bank
(69)                           since October 1996 and as a director of UPFC
                               since October 1997. Mr. French served as Chairman of the Board and Chief Executive Officer of United PanAm Mortgage Corporation (an entity wholly-owned by the Bank) from October 1997 to January 2000. From 1986 through March 1995, he served as Chief Executive Officer of Plaza Home
                               Mortgage, and also founded and was Chairman of Option One Mortgage Corporation. From 1977 through 1985, Mr. French served as President of the General Loan Brokerage division of Western
                               Real Estate Financial, a general loan brokerage company. Mr. French has over 39 years experience in the mortgage industry.

Lawrence J. Grill              Mr. Grill has served as a director of the Bank
(64)                           and UPFC since April 1994 and served as
                               President, Chief Executive Officer and Secretary of UPFC and the Bank from April 1994 to December
                               2000. From 1984 through 1994, Mr. Grill was
                               President of Lawrence J. Grill & Associates, a consulting firm specializing in business strategy and operations improvement for financial institutions. He has also served as a director, officer and consultant to various thrifts and banks. Previously, Mr. Grill held senior executive positions with Kaufman and Broad, Wickes Companies and AM International and practiced corporate law in California and Illinois. Mr. Grill is a CPA in Illinois and is licensed to practice law in California and Illinois.

Mitchell G. Lynn               Mr. Lynn has served as a director of the Bank and
(52)                           UPFC since April 2001. Since 1995, Mr. Lynn has
                               served as President of Combined Resources
                               International, a company that manufactures products for sale to retailers in the United
                               States. From 1979 to 1994, Mr. Lynn held various executive level positions with the Price Company and Price/Costco. Mr. Lynn is currently a director of Bodega Latina, a warehouse grocery operation focusing on the Hispanic market.

Daniel L. Villanueva           Mr. Villanueva has served as a director of the
(42)                           Bank since August 1994 and of UPFC since October
                               1997. Mr. Villanueva is currently the President of Crown Services, Inc. Mr. Villanueva previously served as President of the Los Angeles Galaxy
                               Soccer Team and was a co-founder of Moya, Villanueva & Associates, a marketing and public relations firm which is now part of Manning, Selvage & Lee, where he worked from 1986 until 1996.

Class II Directors
------------------
(directors to be elected
at the 2001 annual
meeting)

Guillermo Bron                 Mr. Bron has served as Chief Executive Officer of
(49)                           UPFC since January 2001 and Chairman of the Board
                               and a director of UPFC and the Bank since April
                               1994. Mr. Bron is President of BVG West Corp., the sole general partner of Pan American
                               Financial, L.P. Mr. Bron founded UPFC and organized an Hispanic investor group that acquired certain assets and assumed certain liabilities of the Bank's predecessor from the RTC in April 1994. Since July 1994, Mr. Bron has been an officer, director and principal stockholder of a general partner of Bastion
                               Capital Fund, L.P., a private equity investment fund. Mr. Bron is a director of Telemundo
                               Communications Group, Inc.

Luis Maizel                    Mr. Maizel has served as a director of UPFC since
(50)                           October 1997. Mr. Maizel also serves as Chairman
                               of our Compensation Committee. Mr. Maizel has been President of LM Capital Management since
                               1988 and LM Advisors Inc. since 1984. Both such companies are pension funds management and financial consulting firms of which he is the principal stockholder. From 1980 to 1984, he was President of Industrias Kuick, S.A. and Blount
                               Agroindustras, S.A., manufacturers of
                               agribusiness equipment.

Ray C. Thousand                Mr. Thousand has served as a Director of UPFC
(43)                           since September 2000 and as President, Chief
                               Operating Officer and Secretary of UPFC since
                               January 1, 2001. Mr. Thousand has served as
                               President, Chief Executive Officer and a director of UACC since February 1996. Previously, Mr.
                               Thousand held positions in consumer and
                               commercial lending with Norwest Financial (from
                               1979 to 1985), and executive positions with Bank of America/Security Pacific Credit (from 1985 to
                               1993), TransAmerica Business Credit (1994) and
                               Fidelity Funding Financial Group (from 1994 to
                               1995) with emphasis on lending to consumer finance companies engaged in indirect automobile lending.



Executive Officers and Key Employees

     Set forth below are the names and biographies of UPFC's executive officers and key employees, except for Mr. Bron, our Chairman of the Board and Chief Executive Officer, and Mr. Thousand, our President, Chief Operating Officer and Secretary, whose biographies are included at page 11 under "Board of Directors".

    Name and Age                  Principal Occupation and Business Experience
------------------------       -------------------------------------------------
Executive Officers
------------------

Carol M. Bucci                 Ms. Bucci has served as Senior Vice President and
(43)                           Controller of the Bank since January 1997 and
                               served as Senior Vice President and Chief
                               Financial Officer of UPFC from October 1997 to
                               March 2001. She served as Vice President and
                               Controller of the Bank from December 1995 to December 1996. From February 1995 to December
                               1995, she served as Vice President and Controller of Home Federal Savings and Loan in San
                               Francisco, California. She served as Vice
                               President and Chief Financial Officer of American
                               Liberty Mortgage Corp. from April 1992 through
                               December 1994, as First Vice President and
                               Assistant Controller of First Nationwide Bank from January 1990 to April 1992 and as Executive
                               Vice President and Chief Financial Officer of Cal
                               America Savings and Loan from May 1987 to April
                               1989. Ms. Bucci is a certified public accountant.

Garland Koch                   Mr. Koch has served as Vice President and Chief
(49)                           Financial Officer of UPFC since April 2001 and as
                               Vice President and Chief Financial Officer of
                               UACC since October 2000. From December 1994 to
                               October 2000, he served as Senior Vice President and Chief Financial Officer at First Citizens
                               National Bank and as Vice President and Chief
                               Financial Officer of First Citizens Financial
                               Corporation, both located in Mason City, Iowa.
                               From March 1987 to December 1994, he served as
                               Senior Vice President and Chief Financial Officer of First National Bank in Clarion, Iowa. Mr. Koch is a certified public accountant.



Key Employees
-------------


Mario Radrigan                 Mr. Radrigan has served as Vice President of
(40)                           Marketing for UACC since February 1996. From
                               September 1993 to February 1996, he served as Finance Director of Webb Automotive Group. He served as Finance Director of Peyton Cramer
                               Automotive Group from June 1988 to September
                               1993, as Senior Credit Analyst for Toyota Motor
                               Credit Corporation from February 1986 to June
                               1988 and as Account Representative for General
                               Motors Acceptance Corporation from August 1981 to
                               February 1986.

John J. Warren                 Mr. Warren has served as Vice President of
(48)                           Operations for UACC since February 1996. From
                               November 1990 to February 1996, he served as Director of Operations for Mitsubishi Motor
                               Credit Corporation. He served as Director of
                               Operations-Western States for Security Pacific
                               Auto Finance from September 1987 to November 1990 and as Operations Manager for Toyota Motor Credit
                               Corporation from August 1984 to September 1987.

How We Compensate Executive Officers

     The following table summarizes information about compensation paid to or earned by our executive officers during 2000, 1999, and 1998.


                                                                                   Long-Term Compensation
                                                                         -------------------------------------
                                              Annual Compensation                Awards              Payouts
                                     ----------------------------------- ------------------------- -----------
                                                              Other                     Securities
                                                              Annual                    Underlying                  All Other
                                        Salary     Bonus   Compensation    Restricted    Options/     LTIP        Compensation
Name and Principal Position     Year     ($)        ($)        ($)        Stock Awards     SARs      Payouts          ($)
----------------------------- ------- ---------- -------- -------------- -------------- ---------- ------------- -------------
Lawrence J. Grill               2000   190,000        --      15,664(2)            --         --          --           --
   President and Chief          1999   190,000    42,850      12,671(2)            --         --          --           --
   Executive Officer (1)        1998   190,000    47,500      10,525(2)            --     60,000(3)       --           --

Guillermo Bron                  2000   150,000        --      13,000(4)            --         --          --           --
   Chairman of the Board (1)    1999   150,000    67,500      13,000(4)            --    400,000(3)       --           --
                                1998   150,000    50,000          --               --     60,000(3)       --           --

Ray C. Thousand                 2000   175,417   170,000       2,400(4)            --         15(5)       --           --
   President and Chief          1999   170,417   137,500       2,400(4)            --         15(5)       --           --
   Executive Officer of United  1998   139,817    68,750       2,400(4)            --         15(5)       --           --
   Auto Credit Corporation (1)

Carol M. Bucci                  2000   151,800    15,000          --               --         --          --           --
   Senior Vice President,       1999   132,000    18,100          --               --         --          --           --
   Treasurer and Chief          1998   120,000    36,000          --               --     50,000(3)       --       18,000(6)
   Financial Officer

Mario Radrigan                  2000   125,000    62,500       2,400(4)            --          2(7)       --           --
   Vice President of UACC       1999   122,260    48,750       2,400(4)            --          2(7)       --           --
                                1998    97,500    24,375       2,400(4)            --          2(7)       --           --

John J. Warren                  2000   120,000    60,000       2,400(4)            --          2(7)       --           --
   Vice President of UACC       1999   115,192    43,250       2,400(4)            --          2(7)       --           --
                                1998    86,510    21,625       2,400(4)            --          2(7)       --           --

-----------------------------
(1) Lawrence J. Grill retired from his position as President and Chief Executive Officer effective December 31, 2000. Guillermo Bron assumed the position of Chief Executive Officer on January 1, 2001 and Ray C. Thousand was named President and Chief Operating Officer on January 1, 2001.
(2) Consists of an automobile allowance and reimbursement for interest paid on a personal loan related to the exercise of UPFC stock options.
(3) Consists of shares issuable pursuant to options granted under the 1997 Stock Incentive Plan.
(4) Consists primarily of an automobile allowance.
(5) Consists of shares issuable pursuant to options granted under the United Auto Credit Corporation Stock Plan. Mr. Thousand has been granted the right to purchase a 7.5% ownership in United Auto Credit Corporation through options to purchase 15 shares of common stock per year up to a maximum of 75 shares.

(6) Consists of a cash payment in lieu of receiving an additional grant of options under the Stock Incentive Plan.

(7) Mr. Radrigan and Mr. Warren have been granted the right to purchase a 2.0% ownership in United Auto Credit Corporation through options to purchase four shares of common stock per year up to a maximum of 20 shares.



     There were no stock options or stock appreciation rights granted during 2000 to the executive officers or directors.

     The following table sets forth specific information concerning exercises of options to purchase UPFC common stock in 2000, and unexercised options held as of December 31, 2000, by the executive officers.

               Aggregated Option Exercises in Fiscal Year 2000
                       and Fiscal Year-End Option Values

                                                                      Number of Shares of
                                                                    Common Stock Underlying            Value of Unexercised
                                                                    Unexercised Options at           In-the-Money Options at
                                                                           Year-End                         Year-End(1)
                                                                  -----------------------------    -----------------------------
                               Shares
                             Acquired on       Value Realized
      Name                   Exercise(#)          ($)(2)          Exercisable     Unexercisable    Exercisable    Unexercisable
----------------------    -----------------  -----------------  --------------  ----------------  ------------- ----------------
Lawrence J. Grill                   --                  --           30,000             30,000             --               --
Guillermo Bron                      --                  --          296,667            163,333             --               --
Ray C. Thousand                     --                  --               --                 --             --               --
Carol M. Bucci                  30,000              11,700           43,750             27,500        $ 1,575               --
Mario Radrigan                      --                  --               --                 --             --               --
John J. Warren                      --                  --               --                 --             --               --

----------------------

(1) The value of unexercised "in-the-money" options is the difference between the closing market price ($0.94 per share) of common stock on December 31, 2000 as reported on the Nasdaq National Market and the exercise price of the option, multiplied by the number of shares subject to the option. No value was reported for options granted with an exercise price in excess of the December 31, 2000 closing market price.
(2) The value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price.

Employment Contracts, Termination of Employment and Change of Control
Arrangements

     We have entered into employment agreements with Messrs. Bron, Grill and Thousand. All other executive officers are employed on an "at will" basis.

     We have entered into an employment agreement with Guillermo Bron under which Mr. Bron has been employed as the Chairman of the Board of UPFC and the Bank for the term commencing on October 1, 1997 and ending on December 31, 2001 and Chief Executive Officer of UPFC for the term commencing on January 1, 2001 and ending on December 31, 2001. Under this agreement, Mr. Bron is entitled to:

     .    an annual base salary of $150,000;

     . an annual cash bonus of up to 100% of his base salary, in an amount determined by the Board of Directors;

     . $500,000 of term life insurance above the amount normally provided to employees under our group term life insurance;

     .    a monthly car allowance of $500; and

     . the premium cost under our plan for family medical, dental, vision, basic long-term disability and basic accidental death and dismemberment insurance.

     In the event UPFC terminates his employment without cause, or Mr. Bron terminates his employment as the result of a reduction in authority, including after a change of control of UPFC and the Bank, Mr. Bron shall be entitled to receive:

     . a lump sum payment equal to his base salary from the date of termination to December 31, 2001, but in no event less than six months salary;

     . a lump sum payment equal to the bonus received by him in the prior year prorated for that portion of the current year for which Mr. Bron was employed by UPFC; and

     .    any additional benefits accrued through the date of termination.

     In the event UPFC terminates Mr. Bron's employment with cause, UPFC is obligated to pay the compensation required by the agreement only through the date of termination.

     The Bank has entered into a salary continuation agreement with Mr. Bron pursuant to which Mr. Bron is entitled to receive an annual benefit of up to $100,000 payable over a period of 15 years upon either:

     . the termination of his employment by the Bank for any reason other than termination for cause after attaining 65 years of age; or

     .    his death if he is actively employed by the Bank at such time.

     Upon the termination of his employment for any of the following reasons, Mr. Bron is entitled to receive reduced annual benefits before 2003 which increase to $100,000 if such termination occurs in or after 2003:

     . the termination of his employment by the Bank without cause or after the occurrence of a change of control of the Bank or UPFC;

     .    the termination of his employment due to disability;

     . the termination of his employment as the result of a reduction in authority; or

     . the voluntary termination of his employment prior to attaining 65 years of age.

     The Bank purchased insurance on the life of Mr. Bron to fund payments to Mr. Bron under this agreement. This insurance policy is an asset of the Bank in which Mr. Bron has no rights. The Bank is not required to make any payments under this agreement if Mr. Bron is terminated for cause.

     We have entered into a part-time executive consultant agreement with Lawrence J. Grill, under which Mr. Grill has been employed as an executive consultant to the executive management of UPFC and the Bank for the term commencing on January 1, 2001 and ending on December 31, 2001. Under this agreement, Mr. Grill is entitled to:

     .    an annual base salary of $57,000;

     . the premium cost under our plan for family medical, dental, vision, basic long-term disability and basic accidental death and dismemberment insurance.

     On January 1, 2001, Mr. Grill was entitled to commence drawing on his benefits vested as of December 31, 2000 under a Salary Continuation Agreement dated October 1, 1997, as amended, but was entitled to no further accrual of benefits in 2001 under the Salary Continuation Agreement.

     In the event UPFC terminates Mr. Grill's employment with cause, UPFC is obligated to pay the compensation required by the agreement only through the date of termination.

     Pursuant to the Salary Continuation Agreement, Mr. Grill is entitled to receive an annual benefit of $63,000 payable over a period of 15 years. The Bank purchased insurance on the life of Mr. Grill to fund payments to Mr. Grill under this agreement. This insurance policy is an asset of the Bank in which Mr. Grill has no rights.

     We have entered into an employment agreement with Ray C. Thousand under which Mr. Thousand will be employed as President and Chief Operating Officer of UPFC and President and Chief Executive Officer of the Bank and UACC for the three years through December 8, 2003. Under this agreement, Mr. Thousand is entitled to:

     . an annual base salary of $200,000 in 2001, $220,000 in 2002 and $220,000 in 2003,

     . an annual cash bonus of up to 100% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquencies and charge-offs, and

     .    a monthly automobile allowance of $200.

     Mr. Thousand has been granted an option to purchase up to a 7.5% ownership interest in United Auto Credit Corporation. The options vest over a five-year period and are exercisable at a predetermined price, which increases each year. One hundred percent of Mr. Thousand's options are vested. In the event UPFC terminates his employment before the end of the stated term without cause, Mr. Thousand shall be entitled to receive his base salary and prorated bonus through the end of his contract term, not to exceed twelve months of his base salary and prorated bonus. In addition, a mutually acceptable stock option package granting Mr. Thousand the right to purchase UPFC shares will be negotiated at a later date.


                            Audit Committee Report

     The following Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference and shall not otherwise be deemed filed under such acts.

     The Audit Committee of UPFC's Board of Directors (the "Committee") operates under a written charter adopted by the Board of Directors. A copy of the Committee's charter is attached to this Proxy Statement as Appendix A.

     The Committee met and held discussions with management and the independent accountants regarding current audit activities and the plans and results of selected internal audits. Management has the primary responsibility for UPFC's systems of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of UPFC's consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes. The Committee also provides guidance in matters regarding ethical considerations and business conduct and monitors compliance with laws and regulations.

     The Committee recommended to the Board of Directors the appointment of UPFC's independent accountants, subject to shareholder ratification. UPFC's independent accountants also provided to the Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants that firm's independence.

     Management represented to the Committee that UPFC's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (communication with Audit Committees). Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in UPFC's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The Audit Committee has determined that the provision of the non-audit services described in "Financial Information Systems Design and Implementation Fees" and "All Other Fees" below is compatible with maintaining KPMG LLP's independence.

                                                    AUDIT COMMITTEE
                                                    Ron R Duncanson, Chairman
                                                    Mitchell G. Lynn
                                                    Daniel L. Villanueva

Principal Accountant Firm Fees

     Audit Fees. The aggregate fees billed by UPFC's accounting firm, KPMG LLP, for professional services rendered for the audit of our annual financial statements for the year ending December 31, 2000 and the review of the financial statements included in our Forms 10-Q for that year were $113,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

     All Other Fees. The aggregate fees billed for services rendered by KPMG LLP for 2000, other than the services described above, were $38,500.


           Compensation Committee's Report on Executive Compensation


     The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

     Set forth below is a report of our Compensation Committee addressing the compensation policies for 2000 applicable to our executive officers.

The Report

     The Compensation Committee establishes our overall compensation and employee benefits and approves specific compensation levels for executive officers. It is a goal of the Compensation Committee to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the highest qualified executive officers. Currently, the members of the Compensation Committee are Mitchell G. Lynn, Luis Maizel, and Daniel L. Villanueva. Each member of the Compensation Committee is a non-employee director.

     Our executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on shareholders' equity. The Compensation Committee believes that this performance goal and the long-term interests of our shareholders are generally best achieved by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Compensation Committee believes that our executive officer compensation policies are consistent with this policy.

     In addition, the Compensation Committee believes that while our compensation programs should reflect the philosophy that executive compensation levels be linked to UPFC's performance, such compensation programs should also be competitive and consistent with those provided to others holding positions of similar responsibility in the banking and financial services industry. Our compensation plans are designed to assist us in attracting and retaining qualified employees critical to our long-term success, while enhancing employees' incentives to perform to their fullest abilities, to increase profitability and to maximize shareholder value.


     Certain of our executive officers, including the Chief Executive Officer, have written employment agreements with us (See "Employment Contracts, Termination of Employment and Change of Control Arrangements" on pages 16 through 18, above). The Compensation Committee determines the levels of compensation that we grant in such employment agreements, and the levels of compensation that we grant to other executive officers from time to time, based on factors that it deems appropriate.

     Annual compensation levels for executive officers and compensation levels to be implemented from time to time in written employment agreements with executive officers are determined by the Compensation Committee based primarily on its review and analysis of the following factors: the responsibilities of the position, the performance of the individual and his or her general experience and qualifications, our overall financial performance (including return on equity, levels of general and administrative expense and budget variances) for the previous year and the contributions to such performance measures by the individual or his or her department, the officer's total compensation during the previous year, compensation levels paid by comparable companies in similar industries, the officer's length of service with us, and the officer's effectiveness in dealing with external and internal audiences. The Compensation Committee believes that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

     The base salary of our Chief Executive Officer was determined primarily on the terms of his employment agreement effective as of October 1, 1997. The agreement set Mr. Bron's base salary at $150,000, and provides for a discretionary annual bonus of up to 100% of his base salary based upon the satisfaction of certain performance goals. These criteria included results in meeting our strategic business plan and leadership abilities. Based on the foregoing, in 2000 Mr. Bron received a base salary of $150,000. A discretionary bonus was not paid or accrued for 2000.

     While the Compensation Committee establishes salary and bonus levels based on the above described criteria, the Compensation Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our shareholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options granted by UPFC pursuant to the 1997 Stock Incentive Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the common stock increases over fair market value on the date of grant. Stock options have been granted to the executive officers and to other officers or key employees of UPFC. Through the 1997 Stock Incentive Plan, there will be an additional direct relationship between our performance and benefits to plan participants.

     Eligible employees are also able to participate in our 401(k) Plan. The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. All employees of UPFC and its subsidiaries who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following the completion of six months of service. Participants can contribute up to 15% of their pretax compensation to the 401(k) Plan annually, subject to certain legal limitations. The 401(k) Plan also provides that UPFC and its subsidiaries will make a matching contribution on behalf of each eligible participant equal to 50% of the 401(k) contributions made by such participants, up to 6% of their individual compensation.

     Through these various compensation programs, the Compensation Committee believes that we further our objectives of attracting, retaining and motivating the best qualified executive officers and employees, and ultimately will serve to increase our profitability and maximize shareholder value.

                                      COMPENSATION COMMITTEE
                                      Luis Maizel, Chairman
                                      Mitchell G. Lynn
                                      Daniel L. Villanueva


                               Performance Graph

     The following graph compares, for the period from April 24, 1998 (the date of our initial public offering) through December 31, 2000, the yearly percentage change in our cumulative total return on our common stock with the cumulative total return of the NASDAQ - Total US, an index consisting of Nasdaq-listed U.S.-based companies and the NASDAQ Financial Index, an index consisting of Nasdaq-listed financial services companies. This graph assumes an initial investment of $100 and reinvestment of dividends. This graph is not necessarily indicative of future stock performance.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

--------------------------------------------------------------------------------
                         United PanAm Financial Corp.
--------------------------------------------------------------------------------

[GRAPH]


COMPARISON OF CUMULATIVE TOTAL RETURN

Index                     4/24/98 12/31/98  6/30/99  12/31/99  6/30/00  12/31/00
                          ------- --------  -------  --------  -------  --------
United PanAm Financial
 Corp.                     100.00    30.04    23.32     13.90     7.17      6.73
NASDAQ-Total US            100.00   118.55   145.44    220.30   214.96    132.55
NASDAQ Financial Index     100.00    89.48    98.10     88.88    77.32     97.12


------------
Source:  SNL Securities

               DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1:  Elect Eight Directors

     The Board has nominated five (5) persons for election as Class I and three
(3) persons for election as Class II Directors at the Annual Meeting. If you elect them, the Class I Directors will hold office until the Annual Meeting in 2002, or until election of their successors, or until they resign and the Class II Directors will hold office until the Annual Meeting in 2003, or until the election of their successors, or until they resign. Refer to director biographies set forth above.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates. The Board has no reason to believe that its nominees would prove unable to serve if elected.

     The following sets forth the names of the eight (8) persons nominated by the Board to serve as Class I and Class II Directors:

                               Class I Nominees
                Ron R. Duncanson          Mitchell G. Lynn
                Lawrence J. Grill         Daniel L. Villanueva
                John T. French


                               Class II Nominees
                Guillermo Bron            Ray C. Thousand
                Luis Maizel

The Board recommends that you vote "FOR" the election of all five Class I and all three Class II Nominees for director.

Proposal 2:  Approve Amendment to our 1997 Stock Incentive Plan

     We are seeking your approval of an amendment to the 1997 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan was approved by our shareholders in April 1998. The shareholders adopted an amendment to the Stock Incentive Plan on April 27, 1999 to increase the number of shares of common stock reserved for issuance. On April 24, 2001, the Board adopted another amendment to increase the number of shares of common stock reserved for issuance and to increase the number of stock options or stock appreciation rights which may be granted to any person during a calendar year, subject to your approval at the Annual Meeting

     We propose to amend the Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the Stock Incentive Plan from 2,550,000 to 5,000,000 and increase the number of options or appreciation rights which may be granted to any person during a calendar year to 1,000,000. As of April 20, 2001, of the 2,550,000 shares reserved for issuance under the Stock Incentive Plan, 943,750 are available for future grant. The proposed increase in authorized shares would permit UPFC to consolidate the UACC stock plan (see page 10) with and into the UPFC Stock Incentive Plan, in the event the Board of Directors should determine to do so in the future. Although the Board of Directors have not yet approved such a consolidation, combining the plans would result in converting the options which are currently outstanding to acquire shares in UACC, a wholly owned subsidiary of the Bank, into options to acquire shares of UPFC. The number of shares currently authorized under the UPFC Stock Incentive Plan is not sufficient to allow conversion of those UACC options into options to acquire shares of UPFC. In addition, we believe that in order to attract, retain and motivate officers, employees and non-employee directors, the number of shares available for issuance and the number of options or rights to be granted in a calendar year under the Stock Incentive Plan must therefore be increased.

     While we recognize the possible dilutive effect on the shareholders, we believe, on balance, the incentive that is provided by the opportunity to participate in the growth and earnings of UPFC through the granting of awards to acquire UPFC common stock is important to our success and, accordingly, will benefit UPFC and its shareholders. We believe it is in the best interests of our shareholders to approve this amendment to the Stock Incentive Plan. If the proposal is not approved by the shareholders, the Stock Incentive Plan will continue with 2,550,000 shares of common stock reserved for issuance thereunder and 200,000 options or rights which can be granted to any person during a calendar year.

     We have provided below the proposed amendment which replaces Section 4(a) of the Stock Incentive Plan. In addition, we have summarized below certain key provisions of the Stock Incentive Plan and have also included, for your review, the full text of the amended Stock Incentive Plan as Appendix B. If you approve this proposal, the additional awards available under the Stock Incentive Plan will be subject to the same terms and provisions that are currently in the Stock Incentive Plan. Amended Section 4(a) provides as follows:

     "At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 5,000,000 subject to adjustment as provided in Section 7 hereof. In the case of stock options and stock appreciation rights, the maximum number of Common Shares with respect to which options or rights may be granted to any person during a calendar year shall be 1,000,000 shares."

Description of 1997 Stock Incentive Plan

     General. In 1994, our Board of Directors adopted a stock option plan and, on November 5, 1997, amended and restated this plan as the United PanAm Financial Corp. 1997 Employee Stock Incentive Plan. Under the Stock Incentive Plan, officers, directors, employees and consultants of UPFC are eligible to receive shares of common stock or other securities or benefits with a value derived from the value of the common stock.

     The purpose of the Stock Incentive Plan is to enable us to attract, retain and motivate officers, directors, employees and consultants by providing for or increasing their proprietary interest in UPFC and, in the case of non-employee directors, to attract such directors and further align their interests with those of our shareholders by providing for or increasing their proprietary interests in UPFC.

     The maximum number of shares of common stock that may be issued pursuant to awards granted under the Stock Incentive Plan currently is 2,550,000 (subject to adjustment to prevent dilution). In addition, the maximum number of options or rights which may be granted to any person during a calendar year is 200,000. If this proposal is approved, the number of shares of common stock reserved for issuance will be increased to 5,000,000 and the number of options or rights which may be granted to any person during a calendar year will be increased to 1,000,000.

     Administration. The Stock Incentive Plan is administered by a committee of two or more directors appointed by our Board of Directors (the "Committee"). The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the Stock Incentive Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by UPFC of specified performance criteria. The expenses of administering the Stock Incentive Plan are borne by us.

     Terms of Awards. The Stock Incentive Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of common stock or any other security or benefit with a value derived from the value of the common stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

     An award granted under the Stock Incentive Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of UPFC or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of UPFC or other significant corporate transactions. The Committee may grant options that either are intended to be "incentive stock options" as defined under
Section 422 Internal Revenue Code of 1986, as amended (the "Code"), or are not intended to be incentive stock options ("non-qualified stock options"). Awards to consultants and non-employee directors may only be non-qualified stock options.

     An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto by (a) delivering previously owned shares of capital stock of UPFC or other property or (b) reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price is payable in cash by consultants and non-employee directors, although the Committee, at its discretion, may permit such payment by delivery of shares of common stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment of proceeds from the sale of such shares.

     Subject to limitations imposed by law, the Board of Directors may amend or terminate the Stock Incentive Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Stock Incentive Plan of any rights thereunder without his consent.

     Pursuant to Section 16(b) of the Exchange Act, our directors, certain officers and ten percent shareholders are generally liable to us for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of common stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The Stock Incentive Plan is designed to comply with Rule 16b-3.

     Awards may not be granted under the Stock Incentive Plan after the tenth anniversary of the adoption of the Stock Incentive Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of common stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the Stock Incentive Plan.

     The business criteria on which performance goals are based under the Stock Incentive Plan will be determined on a case-by-case basis, except that with respect to stock options and stock appreciation rights compensation is based on increases in value of the common stock after the date of grant or award. Similarly, the maximum amount of compensation that could be paid to any participant or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained will be determined on a case-by-case basis, except that in the case of stock options, maximum possible compensation will be calculated as the difference between the exercise price of the option and the fair market value of the common stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant.

     For grants or awards other than stock options or stock appreciation rights, it is not possible to determine the benefits or amounts that any participant will receive for the current year or any year in the future because (a) the Committee determines performance goals at the beginning of the performance period, and (b) the amount, if any, payable will depend upon the extent to which the executive satisfies such performance goals. If the Committee determines to issue awards under the Stock Incentive Plan (other than stock options or stock appreciation rights), the Committee will establish the appropriate performance goals for such awards and seek appropriate shareholder approval for such awards in accordance with any applicable requirements in the Treasury Regulations promulgated under Code Section 162(m).

     The table on page 16 sets forth the number of options our executive officers have received under the Stock Incentive Plan. Collectively, all current executive officers have been granted 591,250 options at an average exercise price of $5.61. Our non-employee directors have been granted 278,750 options at an average exercise price of $4.06.

                        Federal Income Tax Consequences

     It is not practicable at this time to attempt to describe the federal income tax consequences for all the types of grants and awards potentially issuable under the Stock Incentive Plan. The Stock Incentive Plan is very flexible in permitting utilization of a wide variety of compensation techniques. The federal income tax consequences to participants and to UPFC will vary depending upon the type of award. To date, the Committee has granted options and restricted stock under the Stock Incentive Plan and has not granted any stock appreciation rights. Accordingly, the following description (which is subject to the previous discussion of Code Section 162(m)) concerns solely federal income tax consequences applicable to options.

     The federal income tax consequences of issuing and exercising stock options under the Plan may be summarized as follows:

     Non-qualified Stock Options. The grant of a non-qualified stock option has no immediate federal income tax effect: the optionee will not recognize taxable income and UPFC will not receive a tax deduction at such time. When the optionee exercises the option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. In the case of employees, UPFC is required to withhold tax on the amount of income recognized. UPFC will receive a tax deduction equal to the amount of income recognized. The timing of such deduction is based upon the timing of the optionee's income inclusion. When the optionee sells common stock obtained from exercising a non-qualified stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the optionee.

     Incentive Stock Options. Only employees may receive incentive stock options. When an employee is granted an incentive stock option, or when the employee exercises the option, the employee will generally not recognize taxable income (but may incur the alternative minimum tax upon exercise of the option) and UPFC will not receive a tax deduction. If the employee holds the shares of common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss upon a sale or exchange of the shares will be treated as long-term capital gain or loss. If, however, the shares are sold or exchanged before satisfaction of the required holding periods, the disposition will be deemed to be a "disqualifying disposition."

The optionee would have taxable ordinary income at the time of the disposition equal to the lesser of the difference between the exercise price and the fair market value of the shares determined as of the date of exercise of the option or as of the date of the disqualifying disposition. UPFC may qualify for a corresponding deduction. Any additional gain on the disposition would be capital gain.

   The Board recommends that you vote "FOR" approval of the amendment to the
                          1997 Stock Incentive Plan.



Proposal 3:  Ratify Selection of Independent Public Accountants for 2001

     The Board of Directors has appointed KPMG LLP ("KPMG") as our independent public accountants for the year ending December 31, 2001, and shareholders are being asked to ratify the appointment. The appointment was recommended by our Audit Committee. KPMG, our accountants for the year ended December 31, 2000, performed audit services for 2000 which included the examination of the consolidated financial statements and services related to filings with the SEC. All professional services rendered by KPMG during 2000 were furnished at customary rates and terms. Representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.


The Board recommends that you vote "FOR" ratification of the selection of KPMG
              L.L.P. as Independent Public Accountants for 2001.

                                OTHER BUSINESS


     We know of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.


                    INFORMATION ABOUT SHAREHOLDER PROPOSALS

     Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. If you wish to submit a proposal to be included in our 2002 proxy statement, we must receive it, in a form which complies with the applicable securities laws, on or before January 15, 2002. In addition, in the event a shareholder proposal is not submitted to us prior to April 1, 2002, the proxy to be solicited by the Board of Directors for the 2002 Annual Meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgement and discretion if the proposal is presented at the 2002 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. Please address your proposals to: United PanAm Financial Corp., 3990 Westerly Place, Suite 200, Newport Beach, California, 92660 Attn: Corporate Secretary.

                                   By order of the Board of Directors,


                                   /s/ Ray C. Thousand
                                   --------------------------
                                   Ray C. Thousand
                                   President, Chief Operating
                                   Officer and Secretary

May 18, 2001

                                                                      APPENDIX A

                         UNITED PANAM FINANCIAL CORP.
                            AUDIT COMMITTEE CHARTER


Membership and Qualifications

The Audit Committee shall consist of at least three members, all of whom will be independent and financially literate. Additionally, at least one member shall have accounting or related financial expertise.

Independent

The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

The following relationships will preclude a director from being deemed independent:

1. Being an employee of the company or any affiliate during the prior three years;
2. Having, or having had during the prior three years, a material relationship with the company;
3. Being an executive of another corporation in which any of the company's executives serves on that corporation's compensation committee; and
4. Being a family member of any person who has served as an executive officer of the company or any of its affiliated during the prior three years.

Financially literate signifies the ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Having any experience or background comparable to accounting or finance experience that results in an individual's financial sophistication, including experience as a chief executive officer or chief financial officer can satisfy this qualification.

The Board of Directors may appoint a Director to the Audit Committee who does not meet certain of the independence criteria, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interest of the corporation and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

 . Ensure that the independent auditors for the Company are ultimately accountable to the Board of Directors and to the Audit Committee. Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries. Confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

 . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

 .  Ensure that the independent auditors submit on a periodic basis to the Audit
   Committee a formal written statement delineating all relationships between the auditor and the company, engaging in a dialogue with the outside auditor with respect to any relationships that may impact the auditor's independence and recommending that the Board of Directors take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

 . Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

 . Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

 . Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

 . Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

 . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

 . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

 . Review accounting and financial human resources and succession planning within the company.

 . Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

 . Conduct or authorize investigations into any matters within the Committee's scope of responsibilities and retain independent counsel, accountants, or others to assist it in the course of the investigation.

 .  The Committee shall meet as frequently as circumstances require. The
   Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

 . Review and assess the adequacy of the Audit Committee charter on an annual basis.

Required Disclosure

The Company shall include a copy of the Audit Committee charter as an appendix to its proxy statement at least once every three years.

                                                                      APPENDIX B




                         UNITED PANAM FINANCIAL CORP.

            AMENDED AND RESTATED 1997 EMPLOYEE STOCK INCENTIVE PLAN


     Section 1.  PURPOSE OF PLAN

     (a) The purpose of this Amended and Restated 1997 Employee Stock Incentive Plan ("Plan") of United PanAm Financial Corp., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees and consultants by providing for or increasing the proprietary interests of such employees and consultants in the Company, and to enable the Company and its subsidiaries to attract, retain and motivate nonemployee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

     (b) The 1997 Employee Stock Incentive Plan constituted an amendment and restatement of the 1994 Sock Option Plan (the "1994 Plan") of Pan American Bank, FSB, and on the effective date of The 1997 Employee Stock Incentive Plan each option granted under the 1994 Plan was reconstituted as an option under The 1997 Employee Stock Incentive Plan on the same terms and conditions as set forth in the 1994 Plan or any form of stock option agreement evidencing such option under the 1994 Plan. This Plan, which amends and restates the 1997 Employee Stock Incentive Plan, was adopted by the Board of Directors of the Company on April 24, 2000, and, subject to the provisions of Section 9 below, became effective as of such date.

     Section 2.  PERSONS ELIGIBLE UNDER PLAN

     Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee, (2) any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries (a "Nonemployee Director") and (3) any consultant of the Company or any of its subsidiaries.

     Section 3.  AWARDS

     (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the

Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

     (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

               (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, in whole or in part, by any one or more of the following:

                   (A)  the delivery of cash;

                   (B) the delivery of other property deemed acceptable by Committee;

                   (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property; or

                   (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award.

              (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

               (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"); provided, however, that no Award
                                              --------  -------
          issued to any consultant or any Nonemployee Director may qualify as an Incentive Stock Option.

     (e) Notwithstanding anything to the contrary contained in this Section 3, neither an Award nor any interest therein may be sold, assigned, transferred, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

     (f) All certificates evidencing Awards or Common Shares issued pursuant thereto shall bear any legend determined by the Board or the Committee (as defined below) to be necessary or appropriate.

     Section 4.  STOCK SUBJECT TO PLAN

     (a) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 5,000,000 subject to adjustment as provided in
Section 7 hereof. In the case of stock options and stock appreciation rights, the maximum number of Common Shares with respect to which options may be granted to any person during a calendar year shall be 1,000,000 shares.

     (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

               (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

               (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards; plus

               (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

     Section 5.  DURATION OF PLAN

     No Awards shall be made under this Plan after November 5, 2007. Although Common Shares may be issued after November 5, 2007 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after November 5, 2017.

     Section 6.  ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended; and who otherwise comply with the requirements of Rule 16b-3; provided, however, that before the
                                            --------  -------
registration of the Common Shares under Section 12 of the Exchange Act, grants of Awards may, in the absence of action of the Committee, be made by the entire Board.

     (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

               (i) adopt, amend and rescind rules and regulations relating to this Plan;

               (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

               (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

               (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof;

               (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder; and

               (vi) certify in writing prior to payment of compensation that the performance goals and any other material terms of any Award were in fact satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made are treated as a written certification.

     Section 7.  ADJUSTMENTS

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan.

     Section 8.  AMENDMENT AND TERMINATION OF PLAN

     The Board may amend or terminate this Plan at any time and in any manner, provided that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder with respect thereto.

     Section 9.  EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of April 24, 2001, the date upon which it was approved by the Board; provided, however, that no Common Shares may be
                           --------  -------
issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

     Section 10.  GOVERNING LAW

     This Plan and any Award granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principals.

(Side 1 of Card)

                         UNITED PANAM FINANCIAL CORP.
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 19, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              The undersigned hereby appoints Guillermo Bron and Ray C. Thousand, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of United PanAm Financial Corp. to be held at United PanAm Financial Corp. on Tuesday, June 19, 2001 at 9:30 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.


              1.       ELECTION OF DIRECTORS.

                       [_] FOR all nominees listed below (except as indicated to the contrary below).

                       [_] WITHHOLD AUTHORITY to vote for all nominees listed below.

   Director nominees:  Guillermo Bron, Ron R. Duncanson, John T. French,
                              Lawrence J. Grill, Mitchell G. Lynn, Luis Maizel, Ray C. Thousand and Daniel L. Villanueva

              INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space below.

              --------------------------------------------

              2.       APPROVAL OF AMENDMENT to the 1997 Stock Incentive Plan.

                       [_]  FOR

                       [_]  AGAINST

                       [_]  ABSTAIN

                       -------------------------------------------

              3. RATIFICATION OF APPOINTMENT OF KPMG LLP as independent public accountants of UPFC for the year ending December 31, 2001.

                       [_]  FOR

                       [_]  AGAINST

                       [_]  ABSTAIN

                       --------------------------------------------

              4. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of UPFC or the Board of Directors at the meeting.

                     PLEASE SIGN AND DATE ON REVERSE SIDE

(Side 2 of Card)

                          PLEASE SIGN AND DATE BELOW


         The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.


Dated:  _________________, 2001


Signed: _______________________________


Signed:  ______________________________

         Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" APPROVAL OF THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN AND "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" APPROVAL OF THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN AND "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP.


I (WE) WILL ____   WILL NOT ____  ATTEND THE MEETING IN PERSON.